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                                                                     EXHIBIT 23



                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Post-Effective Amendment No. 6 to the Registration Statement on Form S-4 (No. 333-12319) and related Prospectus of Service Experts, Inc. related to $50,000,000 aggregate amount of shares of its $.01 par value common stock, warrants to purchase its common stock ("Common Stock Warrants") and the shares of its common stock issued thereunder upon the exercise of such Common Stock Warrants or debt securities ("Debt Securities"), and the shares of common stock issued thereunder upon the conversion thereof; in the Shelf Registration Statement on Form S-3 (No. 333-43917) and related Prospectus pertaining to the resale of up to 500,000 shares of the Company's Common Stock issued without registration under the Securities Act of 1933; in the Registration Statement on Form S-8 (No. 333-11791) pertaining to the Service Experts, Inc. 1996 Incentive Stock Plan, 1996 Non-Employee Director Stock Option Plan, and 1996 Employee Stock Purchase Plan; in the Registration Statement on Form S-8 (No. 333-59711) pertaining to the Service Experts, Inc. Amended 1996 Incentive Stock Plan, Amended 1996 Employee Stock Purchase Plan, 1997 Nonqualified Stock Option Plan, Amended 1997 Nonqualified Stock Purchase Plan and Amended Service Center Stock Option Plan; of our report dated December 18, 1998 with respect to the financial statements of Gulf Coast Cooling, Inc., of our report dated December 1, 1998 with respect to the combined financial statements of Matz Sheet Metal Works, Inc. and Right Way Heating and Air Conditioning Service, Inc., of our report dated December 11, 1998 with respect to the financial statements of Climate Control, Inc. and of our report dated December 7, 1998 with respect to the financial statements of Epperson, Inc. included in this Current Report on Form 8-K dated January 28, 1999, filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP

Nashville, Tennessee
January 28, 1999